Free Writing Prospectus (To the Prospectus dated August 31, 2007, and Prospectus Supplement dated September 4, 2007)	Filed Pursuant to Rule 433 Registration No. 333-145845 June 16, 2008

$

100% Principal Protected Outperformance Notes due January 11, 2011

Linked to the Performance of a Basket of Emerging Market Currencies Relative to a

Basket of Developed Market Currencies

Medium-Term Notes, Series A, F-75

Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC (Rated AA/Aa1‡)

Initial Valuation Date:	July 11, 2008

Issue Date:	July 18, 2008

Final Valuation Date:	January 11, 2011*

Maturity Date:	January 19, 2011* (resulting in a term to maturity of approximately 2.5 years)

Denominations:	Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Interest:	We will not pay you interest during the term of the Notes.

Principal Protection:	100% protected at maturity

Reference Asset:	A basket of currencies consisting of the currencies in the Emerging Market Basket and the currencies in the Developed Market Basket.

EM Basket:

An equally-weighted emerging market currencies basket consisting of the currency exchange rates between (i) the U.S. Dollar and the Brazilian Real (the “USDBRL” currency exchange rate), (ii) the U.S. Dollar and the Russian Ruble (the “USDRUB” currency exchange rate), (iii) the U.S. Dollar and the Indian Rupee (the “USDINR” currency exchange rate), and (iv) the U.S. Dollar and the Chinese Yuan (the “USDCNY currency exchange rate”) (each an “EM currency exchange rate” and an “EM basket component”). The EM currency exchange rates for each reference currency, on any given day, including the initial valuation date and final valuation date, will be determined by the calculation agent as the reference or spot rate, which will be determined by the calculation agent in accordance with the following:

(a)    where the EM currency exchange rate is USDBRL, the Brazilian Real per U.S. Dollar fixing rate, for settlement in two business days which appears on Reuters screen WMR to the right of the caption “BRL” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(b)    where the EM currency exchange rate is USDRUB, the Russian Ruble per U.S. Dollar fixing rate, for settlement in two business days which appears on Reuters screen WMR to the right of the caption “RUB” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(c)    where the EM currency exchange rate is USDINR, the Indian Rupee per U.S. Dollar fixing rate, for settlement in two business days which appears on Reuters screen WMR to the right of the caption “INR” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(d)    where the EM currency exchange rate is USDCNY, the Chinese Yuan per U.S. Dollar official fixing rate, for settlement in two business days which appears on Reuters screen WMR to the right of the caption “CNY” under the caption “MID” at approximately 4 p.m., London time, on the relevant date.

See “Description of Reference Asset” in this free writing prospectus for additional information.

DM Basket:

An equally-weighted developed market currencies basket consisting of the currency exchange rates between (i) the U.S. Dollar and the Japanese Yen (the “USDJPY” currency exchange rate), (ii) the U.S. Dollar and the Canadian Dollar (the “USDCAD” currency exchange rate) (iii) the U.S. Dollar and the Pound Sterling (the “USDGBP” currency exchange rate), and (v) the U.S. Dollar and the Euro (the “USDEUR” currency exchange rate) (each a “DM currency exchange rate” and a “DM basket component”). The DM currency exchange rates for each reference currency, on any given day, including the initial valuation date and final valuation date, will be determined by the calculation agent as the reference or spot rate, which will be determined by the calculation agent in accordance with the following:

a)      where the DM currency exchange rate is USDJPY, the Japanese Yen per U.S. Dollar fixing rate, for settlement in two business days which appears on Reuters screen WMR to the right of the caption “JPY” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(b)    where the DM currency exchange rate is USDCAD, the Canadian Dollar per U.S. Dollar fixing rate, for settlement in two business days which appears on Reuters screen WMR to the right of the caption “CAD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(c)    where the DM currency exchange rate is USDGBP, the Pound Sterling per U.S. Dollar fixing rate, which is 1 divided by the GBPUSD, U.S. dollar per Pound Sterling exchange rate, which appears on Reuters Screen WMR to the right of the caption “GBP” under the column “mid” at approximately 11:00 a.m., London time, on the relevant date; and

(d)    where the DM currency exchange rate is USDEUR, the Euro per U.S. dollar fixing rate, which is 1 divided by the EURUSD, U.S. dollar per Euro exchange rate, which appears on Reuters Screen WMR to the right of the caption “EUR” under the column “mid” at approximately 11:00 a.m., London time, on the relevant date.

See “Description of Reference Asset” in this free writing prospectus for additional information.

Participation Rate:	250% - 300%* * Actual participation date will be determined on the initial valuation date.

Payment at Maturity:

If you hold your Notes to maturity, you will receive a cash payment determined as follows:

•        If the outperformance return is positive, you will receive (a) the principal amount of your notes plus (b) the principal amount multiplied by the product of (i) the participation rate and (ii) the outperformance return:

$1,000 + ($1,000 x outperformance return x participation rate)

•        If the outperformance is less negative, you will receive the principal amount of your notes.

Outperformance Return:	The outperformance return equals the EM basket performance minus the DM basket performance, calculated as follows: EM basket performance – DM basket performance

EM Basket Performance:

The EM basket performance equals the weighted average of the percentage change (which may be positive or negative) in the value of each of the EM basket components from and including the initial valuation date to and including the final valuation date. The basket performance will be calculated as follows:

E(i) Initial = The closing level of each EM basket component on the initial valuation date;

E(i) Final = The closing level of each EM basket component on the final valuation date; and

W(i) = Weighting of each EM basket component, which is 25% for each EM basket component.

DM Basket Performance

The DM basket performance equals the weighted average of the percentage change (which may be positive or negative) in the value of each of the DM basket components from and including the initial valuation date to and including the final valuation date. The basket performance will be calculated as follows:

D(i) Initial = The reference level of each DM basket component on the initial valuation date;

D(i) Final = The reference level of each DM basket component on the final valuation date; and

W(i) = Weighting of each DM basket component, which is 25% for each DM basket component.

Calculation Agent:	Barclays Bank PLC

Business Day Convention:	Modified following

Business Day:	New York

Settlement:	DTC; global notes

CUSIP/ISIN:	06738R2Z8 and US06738R2Z84

‡	The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc, and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked), and (2) is not a recommendation to buy, sell or hold securities.
*	Subject to postponement in the event of a market disruption event and as described under “Reference Assets—Currency Exchange Rates—Market Disruption Events for Notes with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” in the prospectus supplement.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-3 of the prospectus supplement and “Selected Risk Considerations” beginning on page FWP-7 of this free writing prospectus.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Agent’s Commission	Proceeds to Barclays Bank PLC
Per Note	100%	%	%
Total	$	$	$

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus dated August 31, 2007, the prospectus supplement dated September 4, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, preliminary pricing supplement, if any, and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

You may revoke your offer to purchase the Notes at any time prior to the pricing as described on the cover of this free writing prospectus. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this free writing prospectus together with the prospectus dated August 31, 2007, as supplemented by the prospectus supplement dated September 4, 2007, of which these Notes are a part. This free writing prospectus, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Our SEC file number is 1-10257. As used in this free writing prospectus, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

Return Profile at Maturity

The table set forth below shows the hypothetical return on an investment in the notes based upon outperformance return, expressed as a percentage, ranging from 100% to -100% . If the outperformance return is positive, the payment at maturity equals (a) the principal amount of your notes plus (b) the principal amount multiplied by the product of (i) the outperformance return and (ii) the participation rate. The hypothetical participation rate is assumed to be 250% for the purpose. If the outperformance return is negative, the payment at maturity equals $1,000 per $1,000 principal amount of the notes. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Outperformance Return	Payment at Maturity	Return on Notes
100%	$3,500	250%
90%	$3,250	225%
80%	$3,000	200%
70%	$2,750	175%
60%	$2,500	150%
50%	$2,250	125%
40%	$2,000	100%
30%	$1,750	75%
20%	$1,500	50%
10%	$1,250	25%
0%	$1,000	0%
-10%	$1,000	0%
-20%	$1,000	0%
-30%	$1,000	0%
-40%	$1,000	0%
-50%	$1,000	0%
-60%	$1,000	0%
-70%	$1,000	0%
-80%	$1,000	0%
-90%	$1,000	0%
-100%	$1,000	0%

FWP–2

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated, assuming an initial investment of $1,000. The examples are hypothetical and do not purport to be representative of every possible scenario concerning increases or decreases in the closing levels of the EM basket components or the DM basket components on the final valuation date relative to their closing levels on the initial valuation date. We cannot predict the EM basket performance or the DM basket performance.

Example 1: In this case, both the EM basket performance and the DM basket performance are positive, and the EM basket has outperformed the DM basket, resulting in a positive outperformance return.

Step 1: Calculate the EM Basket Performance.

EM Basket Component	C(i) Initial	C(i) Final	Performance	Weight	EM Basket Component Performance
USDBRL Exchange Rate	1.6393	1.4255	15.00%	0.25	3.75%
USDRUB Exchange Rate	23.6402	20.9205	13.00%	0.25	3.25%
USDINR Exchange Rate	42.8400	36.9310	16.00%	0.25	4.00%
USDCNY Exchange Rate	6.9180	5.9638	16.00%	0.25	4.00%
EM BASKET PERFORMANCE					15.00%

Step 2: Calculate the DM Basket Performance.

DM Basket Component	C(i) Initial	C(i) Final	Performance	Weight	DM Basket Component Performance
USDJPY Exchange Rate	106.9600	100.9057	6.00%	0.25	1.50%
USDCAD Exchange Rate	1.0198	0.9712	5.00%	0.25	1.25%
USDGBP Exchange Rate	0.5093	0.4897	4.00%	0.25	1.00%
USDEUR Exchange Rate	0.6431	0.6125	5.00%	0.25	1.25%
DM BASKET PERFORMANCE					5.00%

Step 3: Calculate the Outperformance Return.

EM Basket Performance – DM Basket Performance = Outperformance Return

15.00% - 5.00% = 10.00%

Step 4: Calculate the Payment at Maturity. Because the outperformance return is positive, you will receive (a) the principal amount of your notes plus (b) the principal amount multiplied by the product of (i) the outperformance return and (ii) the participation rate, calculated as follows:

$1,000 + ($1,000 x 10.00% x 250%) = $1,250

FWP–3

Therefore, the payment at maturity is $1,250 per $1,000 principal amount of notes, representing a 25.00% return on investment over the term of the notes.

Example 2: In this case, both the EM basket performance and the DM basket performance are positive, and the EM basket has underperformed the DM Basket resulting in a negative outperformance return.

Step 1: Calculate the EM Basket Performance.

EM Basket Component	C(i) Initial	C(i) Final	Performance	Weight	EM Basket Component Performance
USDBRL Exchange Rate	1.6393	1.6072	2.00%	0.25	0.50%
USDRUB Exchange Rate	23.6402	22.5145	5.00%	0.25	1.25%
USDINR Exchange Rate	42.8400	40.4151	6.00%	0.25	1.50%
USDCNY Exchange Rate	6.9180	6.4654	7.00%	0.25	1.75%
EM BASKET PERFORMANCE					5.00%

Step 2: Calculate the DM Basket Performance.

DM Basket Component	C(i) Initial	C(i) Final	Performance	Weight	DM Basket Component Performance
USDJPY Exchange Rate	106.9600	89.1333	20.00%	0.25	5.00%
USDCAD Exchange Rate	1.0198	0.8642	18.00%	0.25	4.50%
USDGBP Exchange Rate	0.5093	0.4209	21.00%	0.25	5.25%
USDEUR Exchange Rate	0.6431	0.5315	21.00%	0.25	5.25%
DM BASKET PERFORMANCE					20.00%

Step 3: Calculate the Outperformance Return.

EM Basket Performance – DM Basket Performance = Outperformance Return

5.00% - 20.00% = -15.00%

Step 4: Calculate the Payment at Maturity. Because the outperformance return is negative, you will receive only the principal amount of your notes of $1,000. The return on the investment is 0%.

Example 3: In this case, the EM basket performance is positive and the DM basket performance is negative, and the EM basket has outperformed the DM basket, resulting in a positive outperformance return.

Step 1: Calculate the EM Basket Performance.

EM Basket Component	C(i) Initial	C(i) Final	Performance	Weight	EM Basket Component Performance
USDBRL Exchange Rate	1.6393	1.3661	20.00%	0.25	5.00%
USDRUB Exchange Rate	23.6402	18.9122	25.00%	0.25	6.25%
USDINR Exchange Rate	42.8400	36.6154	17.00%	0.25	4.25%
USDCNY Exchange Rate	6.9180	5.8627	18.00%	0.25	4.50%
EM BASKET PERFORMANCE					20.00%

Step 2: Calculate the DM Basket Performance.

DM Basket Component	C(i) Initial	C(i) Final	Performance	Weight	DM Basket Component Performance
USDJPY Exchange Rate	106.9600	116.2609	-8.00%	0.25	-2.00%
USDCAD Exchange Rate	1.0198	1.1331	-10.00%	0.25	-2.50%
USDGBP Exchange Rate	0.5093	0.5788	-12.00%	0.25	-3.00%
USDEUR Exchange Rate	0.6431	0.7146	-10.00%	0.25	-2.50%
DM BASKET PERFORMANCE					-10.00%

FWP–4

Step 3: Calculate the Outperformance Return.

EM Basket Performance – DM Basket Performance = Outperformance Return

20.00% - (-10.00%) = 30.00%

Step 4: Calculate the Payment at Maturity. Because the outperformance return is positive, you will receive (a) the principal amount of your notes plus (b) the principal amount multiplied by the product of (i) the outperformance return and (ii) the participation rate, calculated as follows:

$1,000 + ($1,000 x 30.00% x 250%) = $1,750

Therefore, the payment at maturity is $1,750 per $1,000 principal amount of notes, representing a 75.00% return on investment over the term of the notes.

Example 4: In this case, the EM Basket performance is negative while the DM basket performance is positive, and the EM basket has underperformed the DM basket, resulting in a negative outperformance return.

Step 1: Calculate the EM Basket Performance.

EM Basket Component	C(i) Initial	C(i) Final	Performance	Weight	EM Basket Component Performance
USDBRL Exchange Rate	1.6393	1.7439	-6.00%	0.25	-1.50%
USDRUB Exchange Rate	23.6402	27.8120	-15.00%	0.25	-3.75%
USDINR Exchange Rate	42.8400	47.6000	-10.00%	0.25	-2.50%
USDCNY Exchange Rate	6.9180	7.6022	-9.00%	0.25	-2.25%
EM BASKET PERFORMANCE					-10.00%

Step 2: Calculate the DM Basket Performance.

DM Basket Component	C(i) Initial	C(i) Final	Performance	Weight	DM Basket Component Performance
USDJPY Exchange Rate	106.9600	90.6441	18.00%	0.25	4.50%
USDCAD Exchange Rate	1.0198	0.8158	25.00%	0.25	6.25%
USDGBP Exchange Rate	0.5093	0.4316	18.00%	0.25	4.50%
USDEUR Exchange Rate	0.6431	0.5404	19.00%	0.25	4.75%
DM BASKET PERFORMANCE					20.00%

Step 3: Calculate the Outperformance Return.

EM Basket Performance – DM Basket Performance = Outperformance Return

-10.00% - 20.00% = -30.00%

Step 4: Calculate the Payment at Maturity. Because the outperformance return is negative, you will receive only the principal amount of your notes of $1,000. The return on the investment is 0%.

Example 5: In this case, both the EM basket performance and the DM basket performance are negative, and the EM basket has outperformed the DM basket, resulting in a positive outperformance return.

Step 1: Calculate the EM Basket Performance.

EM Basket Component	C(i) Initial	C(i) Final	Performance	Weight	EM Basket Component Performance
USDBRL Exchange Rate	1.6393	1.8843	-13.00%	0.25	-3.25%
USDRUB Exchange Rate	23.6402	26.8639	-12.00%	0.25	-3.00%
USDINR Exchange Rate	42.8400	47.0769	-9.00%	0.25	-2.25%
USDCNY Exchange Rate	6.9180	7.3596	-6.00%	0.25	-1.50%
EM BASKET PERFORMANCE					-10.00%

Step 2: Calculate the DM Basket Performance.

DM Basket Component	C(i) Initial	C(i) Final	Performance	Weight	DM Basket Component Performance
USDJPY Exchange Rate	106.9600	124.3721	-14.00%	0.25	-3.50%
USDCAD Exchange Rate	1.0198	1.1998	-15.00%	0.25	-3.75%
USDGBP Exchange Rate	0.5093	0.5992	-15.00%	0.25	-3.75%
USDEUR Exchange Rate	0.6431	0.7656	-16.00%	0.25	-4.00%
DM BASKET PERFORMANCE					-15.00%

FWP–5

Step 3: Calculate the Outperformance Return.

EM Basket Performance – DM Basket Performance = Outperformance Return

-10.00% - (-15.00%) = 5.00%

Step 4: Calculate the Payment at Maturity. Because the outperformance return is positive, you will receive (a) the principal amount of your notes plus (b) the principal amount multiplied by the product of (i) the outperformance return and (ii) the participation rate, calculated as follows:

$1,000 + ($1,000 x 5.00% x 250%) =$1,125.00

Therefore, the payment at maturity is $1,125 per $1,000 principal amount of notes, representing a 12.50% return on investment over the term of the notes.

Example 6: In this case, both the EM basket performance and the DM basket performance are negative, and the EM basket has underperformed the DM basket, resulting in a negative outperformance return.

Step 1: Calculate the EM Basket Performance.

EM Basket Component	C(i) Initial	C(i) Final	Performance	Weight	EM Basket Component Performance
USDBRL Exchange Rate	1.6393	3.2786	-50.00%	0.25	-12.50%
USDRUB Exchange Rate	23.6402	33.2961	-29.00%	0.25	-7.25%
USDINR Exchange Rate	42.8400	75.1579	-43.00%	0.25	-10.75%
USDCNY Exchange Rate	6.9180	11.1581	-38.00%	0.25	-9.50%
EM BASKET PERFORMANCE					-40.00%

Step 2: Calculate the DM Basket Performance.

DM Basket Component	C(i) Initial	C(i) Final	Performance	Weight	DM Basket Component Performance
USDJPY Exchange Rate	106.9600	124.3721	-14.00%	0.25	-3.50%
USDCAD Exchange Rate	1.0198	1.1998	-15.00%	0.25	-3.75%
USDGBP Exchange Rate	0.5093	0.5992	-15.00%	0.25	-3.75%
USDEUR Exchange Rate	0.6431	0.7656	-16.00%	0.25	-4.00%
DM BASKET PERFORMANCE					-15.00%

Step 3: Calculate the Outperformance Return.

EM Basket Performance – DM Basket Performance = Outperformance Return

-40.00% - (-15.00%) = -25.00%

Step 4: Calculate the Payment at Maturity. Because the outperformance return is negative, you will receive only the principal amount of your notes of $1,000. The return on the investment is 0%.

Selected Purchase Considerations

•

Market Disruption Events and Adjustments—The basket final valuation date, the maturity date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

•

For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Notes with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to the basket components and “Reference Assets—Baskets—Market Disruption Events for Notes with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” with respect to the reference asset; and

•

For a description of further adjustments that may affect one or more basket components or the reference asset, see “Reference Assets—Currency Exchange Rates—Adjustments Relating to Notes with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” and “Reference Assets—Baskets—Adjustments Relating to Notes with the Reference Asset Comprised of a Basket”.

FWP–6

•

Appreciation Potential—The Notes provide the opportunity to enhance returns by entitling you to 250% to 300% (actual percentage to be determined on the initial valuation date) of the outperformance return in the event that the EM basket outperforms the DM basket, in addition to the principal amount of your Notes.

•

Preservation of Capital at Maturity—You will receive at least 100% of the principal amount of your Notes if you hold your Notes to maturity, regardless of the performance of the reference asset. Because the Notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

•

Certain U.S. Federal Income Tax Considerations— The following section is the opinion of our special tax counsel, Sullivan & Cromwell LLP, and it assumes that the description of the terms of the Notes in this free writing prospectus is materially correct. The Notes will be treated for U.S. federal income tax purposes as contingent payment debt instruments. Under applicable U.S. Treasury Regulations governing debt obligations with payments denominated in, or determined by reference to, more than one currency, for persons whose functional currency is the U.S. dollar, the Notes will not be foreign currency denominated debt obligations because the “predominant” currency of the Notes is the U.S. dollar. Accordingly, we will treat the Notes as being denominated in U.S. dollars, and payments on the Notes determined by reference to currencies other than the U.S. dollar as contingent payments under the special federal income tax rules applicable to contingent payment obligations. Under these rules, if you are a U.S. individual or taxable entity, you generally will be required to accrue interest on a current basis in respect of the Notes over their term based on the comparable yield for the Notes and pay tax accordingly, even though you will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale or maturity of the Notes will be taxed as ordinary interest income and any loss you may realize on the sale or maturity of the Notes would generally be ordinary loss to the extent of the interest you previously included as income in respect of the Notes and thereafter would be capital loss. If you are a secondary purchaser of the Notes, the tax consequences to you may be different.

For a further discussion of the tax treatment of your Notes, including information regarding obtaining the comparable yield for your Notes, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments” in the accompanying prospectus supplement.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the basket components. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with More Than One Reference Asset (a ‘Basket’)”;

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”; and

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets that are Currencies, an Index Containing Currencies or Based in Part on Currencies”.

In addition to the risks described above, you should consider the following:

•

The Notes Might Not Pay More Than the Principal Amount — The return on the Notes at maturity is linked to the performance of the EM basket relative to the performance of the DM basket. If the EM basket underperforms the DM basket, you will not receive a payment at maturity of more than the principal amount of your notes.

•

Positive Performance of the EM Basket may be Partially or Entirely Offset by the Positive Performance of the DM Basket – You may receive a lower Payment at Maturity than you would receive by investing in the EM basket components directly. Unlike a direct investment in the EM basket, you may not earn a positive return even if the EM basket appreciates over the term of the notes, and in certain circumstances, you may earn a positive return even if the EM basket has depreciated in value at maturity. The payment at maturity is based on the performance of the EM basket over the performance of the DM basket between the initial valuation date and the final valuation Date. On the final valuation date, the EM basket must have either increased by a greater percentage or, if the DM basket performance and the EM basket performance were both negative, have decreased by a lesser percentage, than the DM basket for the outperformance return to be a positive number.

•

No Interest or Dividend Payments or Voting Rights—As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities composing the basket components would have.

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Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the payment at maturity described in this free writing prospectus is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

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Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Notes in the secondary market but are not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.

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Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

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Many Economic and Market Factors Will Impact the Value of the Notes—In addition to the levels of the basket components on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the value and performance of the EM basket and the DM basket at any time, and in particular, whether the EM basket is outperforming or underperforming the DM basket;

•	the expected volatility of the basket components;

•	the time to maturity of the Notes;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•	the exchange rate and the volatility of the exchange rate between the U.S. dollar and each of the reference currencies; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Description of the Reference Asset

The currency exchange rates for each reference currency, on any given day, including the basket initial valuation date and basket final valuation date, will be determined by the calculation agent as the reference or spot rate, which is determined by the calculation agent in accordance with the following:

(a)	where the EM currency exchange rate is USDBRL, the Brazilian Real per U.S. Dollar fixing rate, for settlement in two business days which appears on Reuters screen WMR to the right of the caption “BRL” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(b)	where the EM currency exchange rate is USDRUB, the Russian Ruble per U.S. Dollar fixing rate, for settlement in two business days which appears on Reuters screen WMR to the right of the caption “RUB” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(c)	where the EM currency exchange rate is USDINR, the Indian Rupee per U.S. Dollar fixing rate, for settlement in two business days which appears on Reuters screen WMR to the right of the caption “INR” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(d)	where the EM currency exchange rate is USDCNY, the Chinese Yuan per U.S. Dollar official fixing rate, for settlement in two business days which appears on Reuters screen WMR to the right of the caption “CNY” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(e)	where the DM currency exchange rate is USDJPY, the Japanese Yen per U.S. Dollar fixing rate, for settlement in two business days which appears on Reuters screen WMR to the right of the caption “JPY” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(f)	where the DM currency exchange rate is USDCAD, the Canadian Dollar per U.S. Dollar fixing rate, for settlement in two business days which appears on Reuters screen WMR to the right of the caption “CAD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(g)	where the DM currency exchange rate is USDGBP, the Pound Sterling per U.S. Dollar fixing rate, which is 1 divided by the GBPUSD, U.S. dollar per Pound Sterling exchange rate, which appears on Reuters Screen WMR to the right of the caption “GBP” under the column “mid” at approximately 11:00 a.m., London time, on the relevant date; and

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(h)	where the DM currency exchange rate is USDEUR, the Euro per U.S. dollar fixing rate, which is 1 divided by the EURUSD, U.S. dollar per Euro exchange rate, which appears on Reuters Screen WMR to the right of the caption “EUR” under the column “mid” at approximately 11:00 a.m., London time, on the relevant date.

Program Credit Rating

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor's, a division of the McGraw-Hill Companies, Inc (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked), and (2) is not a recommendation to buy, sell or hold securities.

Historical Information

The following graphs set forth the historical performance of the Brazilian Real, the Russian Ruble, the Indian Rupee, the Chinese Yuan, the Japanese Yen, the Canadian Dollar, the British Pound and the Euro, the based on the daily, closing currency exchange rates from January 2, 2001 through June 11, 2008. We obtained the information regarding these closing currency exchange rates of the USDCAD, USDRUB, USDINR, and USDCNY below from Bloomberg L.P.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg L.P. The historical performance closing currency exchange rates of the USDBRL, USDRUB, USDINR, USDCNY, USDJPY, USDCAD, USDGBP, and USDEUR should not be taken as an indication of future performance of the fixing rates, and no assurance can be given as to the reference levels on the basket final valuation date. We cannot give you assurance that the performance of the USDBRL, USDRUB, USDINR, USDCNY, USDJPY, USDCAD, USDGBP, and USDEUR currency exchange rates will result in any return in addition to your initial investment.

The reference levels of the USDBRL, USDRUB, USDINR, USDCNY, USDJPY, USDCAD, USDGBP, and USDEUR currency exchange rates on June 11, 2008 were 1.6393, 23.6402, 42.8400, 6.9180, 106.9600, 1.0198, 0.5093 and 0.6431 respectively.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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